Exhibit 5.1

2 July, 2004

Arch Capital Group Ltd.	DIRECT LINE:	441 – 299 4923
Wessex House	E-MAIL:	cggarrod@cdp.bm
45 Reid Street	OUR REF:	CGG/mbg/319142/Corp.D.96797
Hamilton HM 12
Bermuda

Dear Sirs,

Arch Capital Group Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form S-3 to which this is an exhibit (the "Registration Statement") in relation to the shelf registration of (i) common shares of the Company ("Common Shares"), (ii) preference shares of the Company ("Preference Shares"), (iii) unsecured senior debt securities ("Senior Debt Securities") to be issued pursuant to a senior debt securities indenture (the "Senior Indenture") between the Company and a trustee to be named, a form of which is attached to the Registration Statement, (iv) subordinated debt securities ("Subordinated Debt Securities") to be issued pursuant to a subordinated debt securities indenture (the "Subordinated Indenture") between the Company and a trustee to be named, a form of which is attached to the Registration Statement, (v) depositary shares of the Company representing Common Shares or Preference Shares ("Depositary Shares"), to be issued pursuant to a depositary agreement (the "Depositary Agreement"), (vi) warrants to purchase Common Shares and Preference Shares ("Share Warrants") to be issued pursuant to a share warrant agreement (the "Share Warrant Agreement"), (vii) warrants to purchase Senior Debt Securities ("Debt Warrants"), to be issued pursuant to a debt warrant agreement (the "Debt Warrant Agreement"), (viii) share purchase contracts to purchase Common Shares ("Contracts") to be issued pursuant to a Share Purchase Contract Agreement (the "Share Purchase Contract Agreement"), (ix) share purchase units, each representing ownership of a Contract and as security for the holder's obligation to purchase Common Shares and a Contract, any debt obligations of third parties, including U.S. Treasury securities ("Units") (the securities referred to in items (i) through (ix) above are herein sometimes collectively referred to as the "Securities"), and (x) senior debt securities of Arch Capital Group (U.S.) Inc. (the "Arch U.S. Securities"), guaranteed by the Company, to be issued pursuant to a senior debt securities indenture (the "U.S. Senior Indenture") between Arch Capital Group (U.S.) Inc. as issuer, the Company, as guarantor and a trustee to be named, a form of which is attached to the Registration Statement. The Securities may be issued from time to time by the Company and the Arch U.S. Securities may be issued from time to time by Arch Capital Group (U.S.) Inc. after the Registration Statement to which this opinion is an exhibit, becomes effective.

For the purposes of giving this opinion, we have examined the following documents:

  (i)
  an electronic copy of the original Registration Statement on Form S-3 with respect to the Securities excluding Exhibits and the documents incorporated by reference;

  (ii)
  an electronic copy of a draft form of the Senior Indenture;

  (iii)
  an electronic copy of a draft form of the Subordinated Indenture; and

  (iv)
  an electronic copy of a draft form of the U.S. Senior Indenture.

The documents listed in items (i) through (iv) above are herein sometimes collectively referred to as the "Documents" and the documents listed in items (ii) through (iv) above are herein sometimes collectively referred to as the "Operative Documents" (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company (the "Constitutional Documents"), each certified by the Secretary of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Operative Documents, other than the Company, to enter into and perform its respective obligations under the Operative Documents, (d) the due execution of the Operative Documents, and of any instruments evidencing any of the Securities to the extent required by applicable law, by each of the parties thereto and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that the form and terms of any and all of the Securities and the Arch U.S. Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto, the issuance and sale thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under the Operative Documents or any related agreement or supplement thereto) in accordance with the terms thereof will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York (the "Foreign Laws") of the Operative Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Operative Documents to the non-exclusive jurisdiction of any Federal or state court in the State of New York, The City of New York or the Borough of Manhattan (the "Foreign Courts"), (j) none of the parties to the Operative Documents has carried on or will carry on activities, other than the performance of its obligations under the Operative Documents, which would constitute the carrying on of investment business in or from Bermuda and that none of the parties to the Operative Documents, other than the Company, will perform its obligations under the Operative Documents in or from Bermuda, (k) that the issuance and sale of and payment for the Securities and the Arch U.S. Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Senior Debt Securities, Subordinated Debt Securities and the Arch U.S. Securities are to be issued, the applicable Operative Document and any applicable supplements thereto, (l) that all necessary corporate action will be taken to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Senior Debt Securities, Subordinated Debt Securities and the Arch U.S. Securities are to be issued, the applicable Operative Document and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (m) the Company will receive money or money's worth for each Common Share and for each Preference Share when issued of not less than the par values thereof, (n) the Company will have sufficient authorised capital to effect the issue of each Common Share and each Preference Share when issued, (o) the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981, entitled "Prospectuses and Public Offers", and (p) that the Bermuda Monetary Authority will consent to the issue by the Company of the Securities.

The obligations of the Company under the Operative Documents and any instruments evidencing any of the Securities (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Operative Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and the purpose of the issuance of the Securities and the guarantee of the Arch U.S. Securities as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
Any Common Shares and any Preference Shares issued as described in the Prospectus that forms part of the Registration Statement, provided that such issue is undertaken subject to and in accordance with the Constitutional Documents of the Company and in accordance with Bermuda law, will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

3.
The Senior Debt Securities and Subordinated Debt Securities, when issued as described in accordance with the terms of the applicable Operative Documents, will constitute the valid and binding obligations of the Company in accordance with the terms thereof. The U.S. Senior Indenture, when duly executed and delivered by or on behalf of the Company, will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

4.
Upon the due issuance of the Depositary Shares, Share Warrants, Debt Warrants, Contracts and Units and the payment of the consideration therefor, such Securities will constitute the valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion with the SEC and as an exhibit to the Registration Statement and to the references to this Firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN